UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 31, 2016

EMS FIND, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174759	42-1771342
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
73 Buck Road, Suite 2, Huntingdon Valley, PA		19006
(Address of principal executive offices)		(Zip Code)

267-538-4369
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(   )  Written communications pursuant to Rule 425 under the Securities Act (17CRF 230.425)

(   )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

(   )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

(   )  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Sale of Viva Entertainment Group, Inc.

On April 6, 2016 (the “Closing Date”) we completed the sale of our subsidiary Viva Entertainment Group, Inc. (“Viva Entertainment”) to Black River Petroleum Corp., a Nevada publicly-traded company (“Black River”), pursuant to a stock purchase agreement (“Stock Purchase Agreement”), at the closing under which in exchange for all sale of all of the outstanding shares of Viva Entertainment, Black River issued its 10% promissory note in the principal amount of $100,000, due September 30, 2016 (the “Black River Note”), which represents the purchase price paid by Black River to the Company for Viva Entertainment.

In connection with the sale, Viva Entertainment’s Chief Executive Officer, Johnny Falcones, a member of our Board of Directors, resigned from all positions at our Company and was elected as the sole director and President and Chief Executive Officer of Black River, to manage the development and marketing of Viva Entertainment’s over the top (IPTV/OTT ) application for connected tv’s, desktop computers, tablets, and smart phones.

Pursuant to the Stock Purchase Agreement, the Company and Black River agreed to transfer ownership of Viva Entertainment to Black River. In connection with the closing, Alexander Stanbury, the former President and Chief Executive Officer of Black River, transferred to Johnny Falcones 26,629,371 shares of restricted common stock of Black River from the shares of Black River common stock owned by Mr. Stanbury in exchange for payment of $93,625 from the $135,000 of financing arranged by Black River with Essex Global Investment Corp. for the acquisition of Viva Entertainment.

ITEM 1.02.   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On April 5, 2016, in connection with the sale to Black River of our Viva Entertainment subsidiary, we agreed to terminate the employment agreement expiring December 31, 2018 with Johnny Falcones, which had provided for Mr. Falcones to act as the President and Chief Executive Officer of Viva Entertainment and to manage the development and marketing of its application under development.  Mr. Falcones has resigned as a director of the Company and has agreed to reassign the five-year common stock purchase warrant to purchase 3,000,000 shares of common stock of the Company.

In connection with the transaction with Black River, the three-year warrants held by Mr. Falcones and our Chief Executive Officer for each of them to purchase up to Five (5%) Percent of the restricted common stock of Viva Entertainment, at an exercise price of Fifty ($0.50) Cents per share, exercisable in the event that Viva Entertainment was spun out of the Company, were cancelled.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 31, 2016, upon termination of his term as a director, Daniel Grillo resigned as a director of the Company, and on April 5, 2016, Johnny Falcones resigned as a director of the Company and was appointed the Chief Executive Officer and a director of Black River in connection with the sale of our Viva Entertainment subsidiary to Black River..

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit
10.6	Termination Agreement, dated April 5, 2016, by and among the Company, Viva Entertainment Group, Inc., a subsidiary of the Company, and Johnny Falcones, filed herewith.
10.7

Purchase Agreement, dated as of April 5, 2016, by and among the Company, Viva Entertainment Group, Inc., a subsidiary of the Company, Black River Petroleum Corp., Alexander Stanbury, Steve Rubakh and Johnny Falcones, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2016	EMS Find, INC.

	By:	/s/ Steve Rubakh
Steve Rubakh
President and Chief Executive Officer

4